Exhibit 2.2

BYLAWS

OF

FIRST COLEBROOK BANCORP, INC.

ARTICLE I

STOCKHOLDERS

Section 1. Place of Meetings. All meetings of stockholders shall be held at the principal office of the corporation in New Hampshire unless a different place either within or without New Hampshire is fixed by the Directors or the President and stated in the notice of the meeting.

Section 2. Annual Meeting. The annual meeting of stockholders shall be held on the second Monday in May in each year (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at such hour and place as may be fixed in the call therefore. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Certificate of Incorporation or by these Bylaws, may be specified by the Directors or the President. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof and any action taken at such meeting shall have the same effect as if taken at the annual meeting.

Section 3. Special Meetings. Special meetings of stockholders may be called by the Board of Directors or the President.

Section 4. Notice of Meetings. A written notice of every meeting of stockholders, stating the place, date and hour thereof, and in the case of a special meeting, the purposes for which the meeting is to be held, shall be given by the Secretary or other person calling the meeting at least ten and not more than sixty days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, by law, by the Certificate of Incorporation or by these Bylaws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it postage prepaid and addressed to him at his address as it appears upon the books of the corporation.

Section 5. Quorum. A majority in interest of all stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter.

Section 6. Adjournments. Any meeting of the stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these Bylaws by the stockholders present or represented at the meeting, although less than a quorum, or by any officer entitled to preside or to act as clerk of such meeting. It shall not be necessary to notify any stockholder of any adjourned meeting if the time and place thereof are announced at the meeting unless an adjournment is for more than thirty days. Any business which could have been transacted at any meeting of the stockholders as originally called may be transacted at any adjournment thereof.

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Section 7. Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held by him of record according to the records of the corporation and a proportionate vote for a fractional share so held by him, unless otherwise provided by the Certificate of Incorporation. Stockholders may vote either in person or by written proxy dated not more than one year before the meeting named therein, unless by the terms thereof a proxy is stated to be valid for a greater period. Proxies shall be filed with the secretary of the meeting, or of any adjournment thereof, before being voted. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them, unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

Section 8. Action at Meeting. When a quorum is present, the holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each class, the holders of a majority of the stock of that class present or represented and voting on a matter), except where a larger vote is required by law, the Certificate of Incorporation or these Bylaws, shall decide any matter to be voted on by the stockholders. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. The corporation shall not directly or indirectly vote any share of its stock.

Section 9. Action without a Meeting. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a consent, in writing, which may be contained in a single document or may be contained in more than one document so long as the documents in the aggregate contain the required signatures, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The consent shall have the same effect as a vote of stockholders.

ARTICLE II

DIRECTORS

Section 1. Powers. The business of the corporation shall be managed by a Board of Directors who may exercise all the powers of the corporation except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

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Section 2. Election. A Board of Directors of such number as shall be fixed by the stockholders, shall be elected by the stockholders at the annual meeting. Unless waived by the affirmative vote of at least two-thirds of the stockholders or two thirds of the Directors then in office, no person shall be eligible to be a Director of the corporation unless such person: (a) is not, and has not been for a period of at least six (6) months prior to the date of his election, an officer or director of any bank (other than a subsidiary of the corporation), any bank holding company (as defined in Section 2 of the Bank Holding Company Act of 1956, as amended) or of any company in competition with the corporation or any subsidiary thereof; and (b) has been a United States citizen for at least six (6) months.

Section 3. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though not less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by the Board of Directors for a term of office continuing until the next election of directors of the class for which such director has been chosen.

Should a Director resign, be removed from office or die, and should the remaining Directors fail to fill the vacancy within sixty (60) days of the effective date of the resignation or removal, or within sixty (60) days of the death of the director, then the total number of Directors shall automatically be decreased by the number of unfilled vacancies.

Section 4. Enlargement of the Board. The number of the Board of Directors may be increased and one or more additional Directors elected at any annual or special meeting of the stockholders or by vote of a majority of the Directors then in office. The Board of Directors may not be enlarged by the addition of more than two Directors in any year, unless the Board of Directors by the affirmative vote of 80% of the Directors then in office shall provide for a greater number of additional directorships in any year.

Section 5. Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, Directors shall hold office until their successors are chosen and qualified. Any Director may resign by delivering his written resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

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The Board of Directors shall be divided into three classes: Class 1, Class 2 and Class 3, which shall be as nearly equal in number as possible. Each Director shall serve for a term ending on the date of the third Annual Meeting of Stockholders following the Annual Meeting at which such director was elected; provided, however, that each initial Director in Class 1 shall hold office until the Annual Meeting of Stockholders in 1999; each initial Director in Class 2 shall hold office until the Annual Meeting of Stockholders in 2000; and each initial Director in Class 3 shall hold office until the Annual Meeting of Stockholders in 2001.

In the event of any increase or decrease in the authorized number of Directors, (1) each Director then serving as such shall nevertheless continue as a Director of the class of which he is a member until the expiration of his current term, or his earlier resignation, removal from office or death, and (2) the newly-created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of Directors so as to maintain such classes as nearly equal as possible.

Section 6. Removal. A Director may be removed from office (a) for cause by vote of a majority of the stockholders entitled to vote in the election of Directors, provided that the Directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of such class or (b) for cause by vote of a majority of the Directors then in office. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

For purposes of this Article II, Section 6, the term "cause" shall be deemed to refer to the following acts or events: (a) an adjudication, by a court of competent jurisdiction, that a Director has been negligent or has engaged in deliberate misconduct in carrying out his duties as an officer or Director of the corporation, or has breached his fiduciary duty as officer or Director to the corporation; (b) the determination, by a majority of the remaining Directors of the corporation, that a Director's acts or omissions have been in derogation of his duties as an officer or Director of the corporation; (c) a Director shall have been convicted of a felony by a court of competent jurisdiction, and such conviction shall remain in effect beyond the expiration of all applicable appeal periods; (d) a Director shall have been granted immunity to testify in any proceeding in which another individual shall have been convicted of a felony; (e) a Director shall cease to fulfill the qualifications required of Directors by Article II, Section 2 of these Bylaws; and (f) a Director shall have been determined by a majority of the remaining Directors to be mentally incompetent or otherwise unable to perform his duties as a Director of the corporation.

Section 7. Meetings. Regular meetings of the Directors may be held without call or notice at such places, within or without New Hampshire, and at such times as the Directors may from time to time determine, provided that any Director who is absent when such determination is made, shall be given notice of the determination. A regular meeting of the Directors may be held without a call or notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders.

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Special meetings of the Directors may be held at any time and place, within or without New Hampshire, designated in a call by the President, Treasurer or one or more Directors.

Section 8. Notice of Special Meetings. Notice of all special meetings of the Directors shall be given to each Director by the Secretary or in case of the death, absence, incapacity or refusal of such person, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or by telegram sent to his business or home address at least forty-eight hours in advance of the meeting, or by written notice mailed to his business or home address at least seventy-two hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting and objects at its commencement to the transaction of any business because the meeting is not lawfully called or convened. A notice or waiver of notice of a Directors' meeting need not specify the purposes of the meeting.

Section 9. Quorum. At any meeting of the Directors, a majority of the Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time without further notice.

Section 10. Action at Meeting. At any meeting of the Directors at which a quorum is present, the vote of a majority of those present, unless a different vote is specified by law, by the Certificate of Incorporation or by these Bylaws, shall be sufficient to take any action.

Section 11. Action by Consent. Any action required or permitted to be taken at any meeting of the Directors may be taken without a meeting if all the Directors consent to the action in writing and the written consents are filed with the records of the Directors' meetings. Each such consent shall be treated for all purposes as a vote at a meeting.

Section 12. Committees. The Directors may, by vote of a majority of the Board of Directors, elect from their number an executive committee or other committees to consist of one or more directors, and may by like vote, delegate thereto some or all of their powers except those which by law they are prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these Bylaws for the Directors.

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ARTICLE III

OFFICERS

Section 1. Enumeration. The officers of the corporation shall consist of a Chairman of the Board, President, a Treasurer, a Secretary who shall be the registered agent of the corporation, and such other officers, including a Vice Chairman of the Board, one or more Vice Presidents (including an Executive Vice President and one or more Assistant Vice Presidents), Assistant Treasurers, and Assistant Secretaries as the Directors may determine.

Section 2. Election. The Chairman of the Board, President, Treasurer and Secretary shall be elected annually by the Directors at their first meeting following the annual meeting of stockholders. Other officers may be appointed by the Directors at such meeting or at any other meeting.

Section 3. Qualification. The President shall be a Director. No officer need be a stockholder. Any two or more offices may be held by the same person, provided that the President and Secretary shall not be the same person. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Directors may determine.

Section 4. Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, the Chairman of the Board, President, Treasurer and Secretary shall hold office until the first meeting of the Directors following the annual meeting of stockholders and thereafter until his successor is chosen and qualified; and all other officers shall hold office until the first meeting of the Directors following the annual meeting of stockholders, unless a different term is specified in the vote choosing or appointing them. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President or Secretary and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 5. Removal. The Board of Directors may remove any officer by a vote of a majority of the entire number of Directors then in office whenever in its judgment the best interests of the corporation will be served by such action.

Section 6. Chairman of the Board. The Chairman of the Board shall, when present, preside at all meetings of stockholders and Directors and shall have such other powers and duties as are usually vested in the office of Chairman of the Board or as may be vested in him by the Board of Directors. The Vice Chairman of the Board shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board.

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Section 7. President. The President shall be the chief executive officer of the corporation, (unless otherwise provided by the Board of Directors) shall, subject to the direction of the Directors, have general supervision and control of its business. The President shall, in the absence of the Chairman of the Board and the Vice Chairman of the Board, preside at all meetings of stockholders and Directors.

Section 8. Vice Presidents. The Vice Presidents in the order determined by the Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and shall have such other powers as the Directors may from time to time prescribe.

Section 9. Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Directors, have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities and valuable documents of the corporation, except as the Directors may otherwise provide.

The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Directors, shall, in the absence of disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and shall have such other powers as the Directors may from time to time prescribe.

Section 10. Secretary and Assistant Secretary. The Secretary shall keep a record of the meetings of stockholders. Unless a Transfer Agent is appointed, the Secretary shall keep or cause to be kept in New Hampshire, at the principal office of the corporation or at his office, the stock and transfer records of the corporation, in which are contained the names of all stockholders and the record address, and the amount of stock held by each. The Secretary shall attend all meetings of the Directors and shall keep a record of the meetings of the Directors. He shall, when required, notify the Directors of their meetings, and shall have such other powers and shall perform such other duties as the Directors may from time to time prescribe.

The Assistant Secretary, or if there shall be more than one, the Assistant Secretaries in the order determined by the Directors, shall, in the absence or disability of the Secretary perform the duties and exercise the powers of the Secretary and shall perform such other duties and shall have such other powers as the Directors may from time to time prescribe.

Section 11. Other Powers and Duties. Each officer shall, subject to these Bylaws, have in addition to the duties and powers specifically set forth in these Bylaws, such duties and powers as are customarily incident to his office, and such duties and powers as the Directors may from time to time designate.

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ARTICLE IV

CAPITAL STOCK

Section 1. Certificate of Stock. Each stockholder shall be entitled to a certificate of the capital stock of the corporation in such form as may be prescribed from time to time by the Directors. The certificate shall be signed by the President, the Executive or Assistant Vice President, or a Vice President, and by the Treasurer or an Assistant Treasurer, but when a certificate is counter-signed by a transfer agent or a registrar, other than a Director, officer or employee of the corporation, such signature may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the Bylaws or any agreement to which the corporation is a party, shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restrictions and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

Section 2. Transfers. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of incorporation or by these Bylaws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these Bylaws.

It shall be the duty of each stockholder to notify the corporation of his post office address and of his taxpayer identification number.

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Section 3. Record Date. The Directors may fix in advance a record date not more than sixty days nor less than ten days preceding the date of any meeting of stockholders, and may fix in advance a record date not more than sixty days prior to any other action for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive a dividend or distribution or the right to give consents. In such case, only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Directors may for any of such purposes, close the transfer books for all or any part of such period.

If no record date is fixed and the transfer books are not closed, the record date shall be determined as follows: (i) for purposes of determining stockholders having the right to notice of or to vote at a meeting of stockholders the record date shall be at the close of business on the day next preceding the day upon which notice of the meeting is given, or if notice is waived at the close of business on the next day preceding the day on which the meeting is held; (ii) for purposes of determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action by the Board of Directors is necessary, the record date shall be the day on which the first written consent is expressed; and (iii) for purposes of determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; for any other purpose the record date shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

Section 4. Replacement of Certificates. In case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Directors may prescribe, including the presentation of reasonable evidence of such loss, destruction or mutilation and the giving of such indemnity as the Directors may require for the protection of the corporation or any transfer agent or registrar.

Section 5. Issue of Capital Stock. Unless otherwise voted by the stockholders, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of the capital stock of the corporation held in its treasury may be issued or disposed of by vote of the Directors, in such manner, for such consideration and on such terms as the Directors may determine.

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ARTICLE V

MISCELLANEOUS PROVISIONS

Section I. Fiscal Year. Except as from time to time otherwise determined by the Directors, the fiscal year of the corporation shall commence on January 1 of each year.

Section 2. Seal. The seal of the corporation shall, subject to alteration by the Directors, bear its name, the word "Delaware" and the year of its incorporation.

Section 3. Execution of Instruments. All checks, deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.

Section 4. Voting of Securities. Except as the Directors may otherwise designate, the President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

Section 5. Corporate Records. The original, or attested copies, of the Certificate of Incorporation, Bylaws and records of all meetings of the incorporators and stockholders shall be kept at the principal office of the corporation in New Hampshire. The stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept at the principal office of the corporation in New Hampshire, or at an office of its transfer agent or registrar. All relevant corporate books, records and minutes shall be available at all reasonable times to the inspection of any qualified stockholder for any proper purpose, upon presentation by such shareholder of a written demand under oath stating the purpose of such demand.

Section 6. Evidence of Authority. A certificate by the Secretary or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, Directors or any committee, officer or representative of the corporation shall as to all persons who rely thereon in good faith be conclusive evidence of such action.

Section 7. Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

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Section 8. Transactions with Interested Parties. In the absence of fraud, no contract or other transaction between this corporation and any other corporation or any firm, association, partnership or person shall be affected or invalidated by the fact that any Director or officer of this corporation is pecuniary or otherwise interested in or is a director, member or officer of such other corporation or of such firm, association or partnership or is a party to or is pecuniary or otherwise interested in such contract or other transaction or is in any way connected with any person or persons, firm, association, partnership, or corporation pecuniary or otherwise interested therein; so long as: (a) the fact that he individually or as a director, member or officer of such corporation, firm, association, or partnership is such a party or is so interested shall be disclosed to or shall have been known by the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction; (b) the fact that he is such a party or is so interested is disclosed or known to shareholders entitled to vote and they authorize, approve or ratify the contract or transaction by vote or written consent; (c) the contract or transaction is fair and reasonable to the corporation as of the time authorized. Any Director may be counted in determining the existence of a quorum and may vote at any meeting of the Board of Directors of this corporation for the purpose of authorizing any such contract or transaction with like force and effect as if he were not so interested, or were not a director, member or officer of such other corporation, firm, association or partnership, provided that any vote with respect to such contract or transaction must be adopted by a majority of the Directors then in office who have no interest in such contract or transaction.

Section 9. Indemnification. The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses which the court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

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To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

Any indemnification under the provisions of these Bylaws, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth above. This determination shall be made: (a) by the Board of Directors by a majority of vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (b) by independent legal counsel in a written opinion if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs; or (c) by the shareholders.

Expenses, including attorneys' fees, incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding if authorized in the manner provided for above upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay the amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

The indemnification provided by this section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of that person.

The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against this liability under the provisions of this section.

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ARTICLE VI

AMENDMENTS

Except as hereinafter provided, these Bylaws may be amended by the affirmative vote of the holders of a majority of the shares of each class of the capital stock at the time outstanding and entitled to vote at any annual or special meeting of stockholders. The Board of Directors may alter, amend or repeal these Bylaws subject to repeal or change by action of the stockholders.

Sections 2, 3, 4, 5 and 6 of Article II of these Bylaws and this Article VI may not be altered, amended or repealed except by the affirmative vote of at least eighty percent (80%) of the total number of Directors then in office or by the affirmative vote of at least eighty percent (80%) of the shares of each class of the corporation's outstanding stock entitled to vote.

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